UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

PACIFIC OFFICE PROPERTIES TRUST, INC.
__________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
__________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

841 Bishop Street, Suite 1700 Honolulu, Hawaii	96813
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(808) 521-7444
(Registrant’s telephone number, including area code)

Not applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which Pacific Office Properties Trust, Inc. (the “Corporation”) is the sole general partner, has outstanding promissory notes in the aggregate principal amount of $21.1 million payable to certain current and former affiliates. These promissory notes were originally issued to fund certain capital improvements upon the completion of our formation transactions in 2008 and upon the exercise of an option granted to us as part of our formation transactions in 2008. These promissory notes accrue interest at a rate of 7% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods until the date of maturity. At December 31, 2013, accrued and unpaid interest on these promissory notes totaled $10.1 million. The promissory notes were scheduled to mature on various dates commencing on March 19, 2014 through August 31, 2014. Maturity will accelerate upon the occurrence of an underwritten public offering of at least $75 million of the Corporation’s common stock, the sale of all or substantially all of the Corporation’s assets, or the merger or consolidation of the Corporation with another entity. These promissory notes are unsecured obligations of the Operating Partnership and are subordinated to the Operating Partnership’s existing credit facility with First Hawaiian Bank as well as the Operating Partnership’s indemnification obligations to Shidler Equities L.P., a Hawaii limited partnership controlled by Mr. Shidler (“SELP”), in connection with security pledged by SELP in support of the existing credit facility.

On February 6, 2014, the Operating Partnership entered into an amendment with the holders of these promissory notes to extend the stated maturity date of each of these promissory notes to December 31, 2015. The remaining material terms of these promissory notes, including the acceleration of maturity in certain instances, are unaffected.

Based on their respective ownership in the entities holding these promissory notes, the aggregate principal amount attributable to each of Messrs. Shidler (our Chairman of the Board), James C. Reynolds (who beneficially owns approximately 12% of our Class A Common Stock), James R. Ingebritsen (our former Chief Executive Officer), Matthew J. Root (our former Chief Investment Officer) and Lawrence J. Taff (our current Chief Executive Officer and Chief Financial Officer) was $6.8 million, $6.1 million, $2.7 million, $2.7 million and $2.0 million, respectively.  Interests in the remaining $0.8 million are held by entities controlled by Mr. Reynolds.

The above description of the amendment to the outstanding subordinated promissory notes is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amendment to Subordinated Promissory Notes filed as Exhibit 10.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, in January 2014, the Corporation, through its subsidiaries, entered into a Purchase and Sale Agreement (the “Agreement”) to sell the Corporation’s fee and leasehold interests in its Clifford Center property, located in Honolulu, Hawaii, to Broadmoor

Capital Corporation for cash consideration of $10,100,000. On February 7, 2014, Broadmoor Capital Corporation delivered its written notice of termination of the Agreement to the Corporation. As a result, the Agreement has been terminated pursuant to the terms of the Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, in June 2012, the Operating Partnership completed the sale, through wholly-owned subsidiaries, of its fee and leasehold interests in the First Insurance Center office property, located in Honolulu, Hawaii (“First Insurance”), to an unaffiliated third party. A sale of First Insurance that would not provide continued tax deferral to the contributor was contractually restricted until March 2018 under the terms of certain agreements entered into in connection with the contribution of First Insurance to the Operating Partnership in March 2008. Under those agreements, the Corporation and the Operating Partnership agreed, among other things, in the event of such a sale, to provide a make-whole cash payment to the contributor in respect of tax obligations incurred as a result of the sale, plus a gross-up payment sufficient to defray taxes applicable to such make-whole payment. As a result of the sale of First Insurance in June 2012, certain contract parties holding ownership interests in the contributor of First Insurance claimed they were entitled to a make-whole cash payment under these agreements. In the first quarter of 2014, the Operating Partnership paid cash settlements totaling approximately $0.4 million in settlement of certain of these claims.

On February 6, 2014, the Operating Partnership agreed to issue subordinated promissory notes in settlement of the remainder of such claims. These promissory notes were issued as of the same date to the following persons or to entities controlled by such persons: Mr. Shidler ($2.0 million), Mr. Taff ($1.1 million), Mr. Reynolds ($2.7 million), Mr. Ingebritsen ($1.3 million) and Mr. Root ($1.3 million). These promissory notes accrue interest at a rate of 5% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods until the date of maturity. The stated maturity date for each of these promissory notes is December 31, 2015. Maturity will accelerate upon the occurrence of an underwritten public offering of at least $75 million of the Corporation’s common stock, the sale of all or substantially all of the Corporation’s assets, or the merger or consolidation of the Corporation with another entity, or under certain circumstances in the event that the security pledged by SELP in support of the existing credit facility with First Hawaiian Bank is withdrawn, terminated or decreased prior to December 31, 2015. The promissory notes are unsecured obligations of the Operating Partnership and are subordinated to the Operating Partnership’s existing credit facility with First Hawaiian Bank as well as the Operating Partnership’s indemnification obligations to SELP in connection with security pledged by SELP in support of the existing credit facility.

Each party receiving a promissory note or cash payment released the Corporation and the Operating Partnership from any other claims under the tax protection agreements arising out of the sale of First Insurance and the foreclosure of our Sorrento Technology Center property in January 2012, as applicable.

The above description of the subordinated promissory notes issued on February 6, 2014 is qualified in its entirety, and the terms therein are incorporated herein, by reference to the form of subordinated promissory note filed as Exhibit 4.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of Subordinated Promissory Note dated February 6, 2014.
10.1	Amendment to Subordinated Promissory Notes, dated as of February 6, 2014, among Pacific Office Properties, L.P. and the holders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Vice President and Corporate Secretary

Dated: February 12, 2014